UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

Arvinas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K regarding entry into the Option Agreement, Arvinas IP Contribution Agreement and Investor Agreement are incorporated by reference into this Item 1.01.

Item 8.01 Other Events

As previously announced, on June 3, 2019, Arvinas, Inc. (together with its controlled affiliates, “Arvinas”) and Bayer AG (together with its controlled affiliates, “Bayer”), directly or through one or more wholly owned subsidiaries, entered into a Collaboration and License Agreement, a Commitment Agreement relating to the formation of a joint venture, and a Stock Purchase Agreement (the “Initial Agreements”).

On July 15, 2019, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired with respect to the reportable transactions contemplated by the Initial Agreements (the “HSR termination”). As a result of the HSR termination and satisfaction of the other closing conditions described in the Initial Agreements, on July 16, 2019 (the “Closing Date”), the Collaboration Agreement became effective and the parties proceeded to consummate the formation of the joint venture as contemplated by the Commitment Agreement. On the Closing Date, the joint venture entity (the “JV Entity”) received the first $16.0 million of Bayer’s $56.0 million total cash commitment to the JV Entity, and Arvinas, Bayer and the JV Entity (as applicable) entered into the other agreements contemplated by the Commitment Agreement, including an Option Agreement and Arvinas IP Contribution Agreement, in each case on the terms previously disclosed in that certain Current Report on Form 8-K filed by Arvinas on June 4, 2019 (the “Signing 8-K”). Pursuant to the terms of the Collaboration Agreement, Arvinas expects to receive the aggregate upfront payment of $17.5 million, plus an additional $1.5 million in research funding payments, within 30 days following Bayer’s receipt of an invoice therefor following the Closing Date.

In addition, on the Closing Date, Arvinas issued and sold to Bayer 1,346,313 shares of the Company’s common stock at a price of $24.14 per share, for an aggregate purchase price of approximately $32.5 million, pursuant to the Stock Purchase Agreement. In connection with such stock issuance, Bayer and Arvinas entered into the Investor Agreement on the terms previously disclosed in the Signing 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding potential payments by Bayer under the Collaboration Agreement and payments by Bayer to the JV Entity. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding Arvinas’ strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Arvinas may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by Arvinas as a result of various risks and uncertainties, including but not limited to each party’s ability to perform its obligations under the collaboration and/or the joint venture, and other important factors discussed in the “Risk Factors” sections contained in Arvinas’ quarterly and annual reports on file with the Securities and Exchange Commission. The forward-looking statements contained in this filing reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: July 16, 2019	By:	/s/ Sean Cassidy
Sean Cassidy
Chief Financial Officer

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